EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Amendment No. 1 to the Registration Statement (Form S-3 No. 333-172657); and

(2)	Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-167718) pertaining to the Viasystems Group, Inc. 2010 Equity Incentive Plan;

of our reports dated March 12, 2015, with respect to the consolidated financial statements of Viasystems Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Viasystems Group, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

St. Louis, Missouri

March 12, 2015